Exhibit 99.1
For Immediate Release
Transatlantic Holdings, Inc. Confirms Receipt of Acquisition Proposal
from National Indemnity
NEW YORK — August 7, 2011 — Transatlantic Holdings, Inc. (NYSE: TRH) (“Transatlantic”) today confirmed that Transatlantic has received a proposal from National Indemnity Company (“National Indemnity”), a member of the group of insurance companies of Berkshire Hathaway Inc. (NYSE: BRK.A, BRK.B), to acquire all of Transatlantic’s outstanding shares of common stock for $52.00 per share.
Consistent with its fiduciary duties, Transatlantic’s Board of Directors, in consultation with its independent legal and financial advisors, will carefully consider and evaluate the proposal from National Indemnity and will inform Transatlantic stockholders of the Board’s position. Transatlantic advises stockholders to take no action at this time and to await the Board’s recommendation.
A copy of the letter sent to Robert F. Orlich, Transatlantic’s President and Chief Executive Officer, follows.
August 5, 2011
Mr. Robert Orlich
President & CEO
Transatlantic Holdings, Inc.
80 Pine Street
New York, NY 10005
     Dear Bob:
As you can imagine, subsequent to our telephone conversation yesterday, I have been watching the screen all morning. With your stock trading at $45.83, I have to believe that you will find our offer to buy all of Transatlantic shares outstanding at $52.00 per share to be an attractive offer. As such, I am now writing to formally inform you of National Indemnity’s commitment to do so at $52.00 per share under customary terms for a stock purchase agreement of a publicly traded company to be agreed (but not subject to any due diligence review or financing condition of any nature). This commitment is subject to:
•	A formal response from you no later than the close of business, Monday, August 8, 2011.

•	Should you decide to accept this offer, your agreement that should the deal not close for any reasons that are under your control by December 31, 2011, a break-up fee of $75.0 million would be paid to us.

•	Your commitment that until the deal closes, you will continue to manage the affairs of the company in a manner that is consistent with how you have managed it historically.

I have deliberately tried to be brief and to the point. I will be happy to discuss any details that you would like at your convenience. I can be reached at [number withheld] (work), [number withheld] (cell) or [number withheld] (home).
Regards,
Ajit Jain
AJ/bw
On June 12, 2011, Transatlantic entered into a definitive merger agreement with Allied World Assurance Company Holdings, AG (NYSE: AWH) (“Allied World”), under which Transatlantic and Allied World would combine in a merger of equals, with stockholders of Transatlantic receiving 0.88 Allied World common shares for each share of Transatlantic common stock (together with cash in lieu of any fractional shares) (the “Allied World Merger Agreement”). The Transatlantic Board of Directors reaffirms its recommendation of, and its declaration of advisability with respect to, the Allied World Merger Agreement.
Goldman, Sachs & Co. and Moelis & Co. LLC are acting as financial advisors and Gibson, Dunn & Crutcher LLP is acting as legal counsel to Transatlantic.
About Transatlantic Holdings, Inc.
Transatlantic Holdings, Inc. is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich Reinsurance Company Ltd. and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis — structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.
Visit — www.transre.com — for additional information about Transatlantic.
Additional Information about the Proposed Merger with Allied World and Where to Find It
Allied World has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a preliminary joint proxy statement of Transatlantic and Allied World that also constitutes a prospectus of Allied World in connection with a proposed merger between Transatlantic and Allied World. This communication is not a substitute for the joint proxy statement/prospectus or any other document that Transatlantic or Allied World may file with the SEC or send to their stockholders in connection with the proposed merger. Investors and security holders are urged to read the registration statement on Form S-4, including the preliminary joint proxy statement/prospectus filed and other relevant documents that will be filed with the SEC (including the definitive joint proxy statement/prospectus), as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com; or by contacting Allied World’s Corporate Secretary, attn.: Wesley D. Dupont, at Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, or via e-mail at secretary@awac.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
Additional Information About the Validus Exchange Offer
This communication is neither an offer to purchase nor the solicitation of an offer to sell any securities. In response to the exchange offer commenced by Validus, Transatlantic has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Investors and security holders are urged to read the Solicitation/Recommendation Statement on Schedule 14D-9 because it contains important information about the Validus Exchange Offer. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com.
Participants in the Solicitation
Transatlantic, Allied World and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about Transatlantic’s directors and executive officers is available in Transatlantic’s proxy statement dated April 8, 2011 for its 2011 Annual Meeting of Stockholders and the preliminary joint proxy statement/prospectus on Form S-4/A related to the proposed merger, which was filed by Allied World with the SEC on August 5, 2011. Information about Allied World’s directors and executive officers is available in Allied World’s proxy statement dated March 17, 2011 for its 2011 Annual Meeting of Shareholders and the preliminary joint proxy statement/prospectus on Form S-4/A related to the proposed merger, which was filed with the SEC on August 5, 2011. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions.
Cautionary Note Regarding Forward-Looking Statements
This communication contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, these forward-looking statements could be affected by the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Transatlantic’s or Allied World’s stockholder approval or the failure to satisfy other conditions to completion of the proposed merger with Allied World, including receipt of regulatory approvals; risks that the proposed merger disrupts current plans and operations; risks that the unsolicited Validus exchange offer and/or National Indemnity proposal disrupts current plans and operations, including the proposed merger; the ability to retain key personnel; the ability to recognize the benefits of the proposed merger; the amount of the costs, fees, expenses and charges related to the proposed merger, the Validus exchange offer and the National Indemnity proposal; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of loss reserves; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors; and other risks detailed in the “Cautionary Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of Transatlantic’s Form 10-K and other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Transatlantic is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.
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Contacts:
Investors:
Thomas V. Cholnoky
Transatlantic Holdings, Inc.
Senior Vice President, Investor Relations
1-212-365-2292
investor_relations@transre.com
or
Tom Gardiner / 1-212-440-9872
Donna Ackerly / 1-212-440-9837
Georgeson Inc.
transatlantic@georgeson.com
Media:
Steve Frankel/Eric Bonach
Joele Frank, Wilkinson Brimmer Katcher
1-212-355-4449
sfrankel@joelefrank.com
ebonach@joelefrank.com
or
Anthony Herrling/JoAnne Barrameda
Brainerd Communicators
1-212-986-6667
Ex. 738 (Herrling)/ex. 749 (Barrameda)
herrling@braincomm.com
barrameda@braincomm.com